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                                                                      EXHIBIT 21

     Subsidiaries (Domestic and International) of Globix Corporation

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         Subsidiary                            Jurisdiction of Incorporation
         ----------                            -----------------------------

415 Greenwich GC, LLC                                      New York LLC

415 Greenwich GC Tenant, LLC                               New York LLC

415 Greenwich GC MM, LLC                                   New York LLC

Globix Holdings (UK) Limited                                 England

Globix Limited                                               England

GLX Leasing Limited                                          England

Globix Denmark ApS                                           Denmark

Globix (Netherlands) BV                                    Netherlands

Globix Internet Services GmbH                                Austria

Globix SpA                                                    Italy

Globix GmbH                                                  Germany

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